Exhibit 10.9(t)

AMENDMENT TO EXTENSION AGREEMENTS

This AMENDMENT TO EXTENSION AGREEMENTS (this “Agreement”) is dated as of August 23, 2022 by and between ADAMAS ONE CORP., a Nevada corporation (the “Company”), and the undersigned investor (the “Investor”). Each of the Company and the Investor are a “Party” to this Agreement, and one or more of them, as the context shall require, are the “Parties” hereto.

RECITALS:

WHEREAS, the Parties are party to that certain Senior Secured Convertible Note Purchase Agreement, dated as of [●], 2021, together with all Exhibits and Schedules thereto (the “Note Purchase Agreement”), including but not limited to that certain Senior Secured Convertible Promissory Note, dated as of [●], 2021, in the original principal amount of $[●] (the “Note”);

WHEREAS, the Parties entered into that certain Extension Agreement, dated as of May 17, 2022 (the “First Extension”);

WHEREAS, the Parties entered into that certain Extension Agreement, dated as of July 1, 2022 (the “Second Extension,” and collectively with the First Extension, the “Extensions”);

WHEREAS, the Extensions contain certain true-up rights for shares of common stock of the Company issued to the Investor in connection with the Extensions (the “True-Up Provisions”);

WHEREAS, the Note has been repaid in full by the Company (“Repayment”); and

WHEREAS, in connection with such Repayment, the Parties desire to amend the Extensions to delete the True-Up Provisions.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.       Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meaning given to such capitalized terms in the Extensions.

2.       True-Up Provisions. The True-Up Provisions set forth in Section 5 of each of the First Extension and the Second Extension are hereby deleted in their entirety.

3.       Ratification of Extensions. Except as provided herein, the terms and provisions of the Extensions shall remain unchanged and shall remain in full force and effect.

4.       Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements. No modification of this Agreement or of the Note Purchase Agreement, the Note, the Extensions, or any other document related thereto, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by the Investor and the Company. The Investor and the Company further agree that this Agreement may not in any way be explained or supplemented by a prior, existing, or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

5.       Notices. Any notice or communication required or permitted hereunder or under the Note Purchase Agreement or Extensions shall be given in writing and sent in the manner required under the Note Purchase Agreement.

6.       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Fax or electronic copies of a document shall be deemed an original for all purposes.

7.       Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

8.       Representation by Counsel. The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one Party. The Parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favor either Party against the other.

9.       Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Arizona and the law of the United States applicable to transactions within said State, without giving effect to principles of conflicts of law.

10.     Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors. This Agreement is not assignable by the Company.

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IN WITNESS WHEREOF, this Agreement is executed on and is effective as of August 23, 2022.

ADAMAS ONE CORP.,
as the Company

By:
Name:	John G. Grdina
Title:	Chief Executive Officer

[●]
As the Investor

By:
Name:
Title:

Signature Page to Amendment to Extension Agreements